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                                  EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders
Transcisco Industries, Inc.

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-72518 and Form S-8 No. 33-58389) of Transcisco Industries, Inc. and in the related Prospectuses of our report dated May 3, 1995, with respect to the consolidated financial statements of Transcisco Industries, Inc. included in this Annual Report (Form 10-K for the year ended March 31, 1995.



                                                  ERNST & YOUNG LLP


San Francisco, California
June 26, 1995